Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of this 21st day of February, 2014, by and between ARE-MA REGION NO. 23, LLC, a Delaware limited liability company (“Landlord”), and IDERA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of October 31, 2006 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 26,589 rentable square feet (the “Premises”) in a building located at 167 Sidney Street, Cambridge, Massachusetts. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Base Term of the Lease is scheduled to expire on May 31, 2014.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, extend the Base Term of the Lease through August 31, 2017 (“Extended Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Base Term. The expiration of the Base Term of the Lease is hereby extended through the Extended Expiration Date.

2.	Base Rent. Tenant shall continue paying Base Rent as required under the Lease through August 31, 2014; provided that Base Rent for the months of June, July and August of 2014 shall be abated in full so long as Tenant shall not be in Default under the terms of the Lease beyond any applicable notice and cure periods.

Commencing on September 1, 2014, Base Rent shall be payable pursuant to the following schedule:

9/1/14 – 8/31/15:	$53.35 per rentable square foot of the Premises per annum
9/1/15 – 8/31/16:	$54.42 per rentable square foot of the Premises per annum
9/1/16 – 8/31/17:	$55.50 per rentable square foot of the Premises per annum

3.	Services. At Tenant’s request, Landlord will engage DENS Facility Services or another property management company, in Landlord’s sole discretion, to (i) manage mechanical systems at the Project, and (ii) provide landscaping and snowplowing services at the Project (collectively, the “Additional Services”).

Tenant acknowledges and confirms that pursuant to Section 5 of the Lease, Tenant will be responsible for all costs, expenses and obligations of every kind and nature whatsoever, incurred by Landlord in connection with the Additional Services, including without limitation, all third party charges attributable thereto, but Landlord shall not be entitled to

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an additional fee or override based on the foregoing. For information purposes only, the third party costs attributable to the Additional Services for the first twelve months after the date this First Amendment is signed has been estimated at $16,000, but the actual third party costs may vary and such estimate shall not limit Tenant’s liability for such third party costs. Notwithstanding the foregoing, during the 18 month period commencing on June 1, 2014 and ending on November 30, 2015, Tenant shall not be responsible for any costs associated with HVAC system serving the Premises other than (i) costs that are considered preventative or annual maintenance expenses (as determined by Landlord in its sole discretion) and (ii) any damage to the HVAC system caused by Tenant’s negligence or willful misconduct, which costs shall be the sole responsibility of Tenant.

Tenant acknowledges and confirms that Landlord is entitled under Section 5 of the Lease to recover from Tenant “all costs, expenses and obligations of every kind and nature whatsoever relating to the Project,” including without limitation, a portion of Landlord’s payroll costs allocable to the Project, as Landlord may determine in its good faith discretion from time to time during the Term. For information purposes only, the payroll costs attributable to the Project for the first twelve months after this First Amendment is signed has been estimated at $5,000, but the actual payroll costs attributable to the Project may vary and such estimate shall not limit Tenant’s liability for such payroll costs.

4.	Right to Extend Term. As of the date of this First Amendment, the first paragraph of Section 39(a) of the Lease is hereby deleted in its entirety and replaced with the following and Tenant shall have no other right to extend the Term of the Lease except as set forth in Section 39;

“(a) Extension Rights. Tenant shall have one right (the “Extension Right”) to extend the term of this Lease for three (3) years (the “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least nine (9) months prior, and no earlier than twelve (12) months prior, to the expiration of the Base Term of the Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of the Extension Term by a percentage as determined at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord for combined laboratory and office space in Cambridge, Massachusetts of comparable age, quality, level of finish and proximity to amenities and public transit. In addition, Landlord may impose a reasonably determined market rent for the parking rights provided hereunder.”

5.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than Colliers International (whose commission shall be paid by Landlord pursuant to a separate agreement). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Colliers International, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

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6.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

IDERA PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Louis J. Arcudi, III
February 21, 2014

Its:	Louis J. Arcudi, III
Chief Financial Officer
Idera Pharmaceuticals Inc.

LANDLORD:

ARE-MA REGION NO. 23, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Eric S. Johnson
Its:	Eric S. Johnson
Vice President
Real Estate Legal Affairs

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary – Do Not

Copy or Distribute. Alexandria and the Alexandria Logo are

registered trademarks of Alexandria Real Estate Equities, Inc.

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